UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

February 24, 2014
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2014, the Board of Directors of The Boeing Company (the “Company”) appointed Robert E. Verbeck to serve as Vice President of Finance and Corporate Controller effective April 1, 2014.  Mr. Verbeck will also serve as the Company’s chief accounting officer.  In this role, Mr. Verbeck will replace Diana L. Sands, who beginning April 1, 2014, will serve as the Company’s Senior Vice President, Office of Internal Governance.  As described in the press release furnished herewith as Exhibit 99.1, Ms. Sands will replace Wanda Denson-Low, current Senior Vice President, Office of Internal Governance, who has announced her intention to retire.

Mr. Verbeck, 55, has served as Vice President and Chief Financial Officer of Boeing Defense, Space & Security since January 2011.  Prior to that, he served as Chief Financial Officer of Boeing Military Aircraft from January 2009 to December 2010, and as Controller of Boeing Defense, Space & Security from January 2005 to December 2008.  Mr. Verbeck will receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at a level consistent with his seniority and scope of responsibility. The Company has not entered into or materially amended a material compensatory arrangement and has not granted or materially amended a material award in connection with this appointment.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Press Release dated February 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Assistant General Counsel and Corporate Secretary
Dated: February 28, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated February 28, 2014